Exhibit 10.1

THIRD AMENDMENT TO LEASE

This is a Third Amendment to Lease dated as of May 16, 2022 by and between Bulfinch Square Limited Partnership, a Massachusetts limited partnership (“Landlord”) and Leap Therapeutics, Inc., a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease dated November 13, 2018, as amended by First Amendment to Lease dated August 17, 2021 and Second Amendment to Lease dated as of October 1, 2021 (as so amended, the “Lease”) with respect to certain premises at 47 Thorndike Street, Cambridge, Massachusetts; and

WHEREAS, Tenant wishes to extend the term of the Lease until July 31, 2024 from its current expiration of January 31, 2023; and

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant agree as follows:

1.Capitalized terms used herein without definition, including in the foregoing recitals, shall have the meanings ascribed to them by the Lease.
2.The Original Term shall be extended to expire on July 31, 2024. The date by which Tenant must elect whether to exercise its option to extend the term of the Lease for the Extended Term shall be November 30, 2023.
3.Annual Fixed Rent for the period of February 2023 through July 2024 shall be $452,353.00 per annum (i.e. $37,696.08 for each month) through January 2024, and $460,020.00 per annum (i.e. $38,335.00 per month) for the period of February 2024 through July 31, 2024.
4.Tenant warrants and represents that it has dealt with no broker in connection with this Third Amendment to Lease, and that in the event of any brokerage claims or liens against Landlord or the Property predicated on dealings with Tenant, Tenant agrees to defend the same and to indemnify and hold Landlord harmless from any such claim and to discharge any such lien.
5.Except as herein amended the Lease is ratified and affirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of the date first set forth above.

LANDLORD:

Bulfinch Square Limited Partnership

By:	Courthouse Associates, Inc., its general partner

	By:	/s/ Kenneth Krozy
Kenneth Krozy
Vice President

TENANT:

Leap Therapeutics, Inc.

By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	President & CEO